UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 2, 2018 (May 2, 2018)
Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 407-6000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure
Revenue from Contracts with Customers
As disclosed in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the Securities and Exchange Commission on May 2, 2018, effective January 1, 2018, Caesars Entertainment Corporation (the “Company”) adopted the Accounting Standards Updated (“ASU”) 2014-09, Revenue from Contracts with Customers (and all related amendments). The Company adopted the new standard using the full retrospective method, which requires the Company to recast each prior reporting period presented consistent with the new standard.
In order to facilitate review of the recast information, the Company is furnishing this Form 8-K under Regulation FD to present the Company’s previously reported financial information on a basis consistent with the new standard.
The most significant effects of adopting the new standard related to the accounting for our Total Rewards customer loyalty program and casino promotional allowances.
Total Rewards affects revenue from our four core businesses: casino entertainment, food and beverage, rooms and hotel, and entertainment and other business operations. Previously, the Company accrued a liability based on the estimated cost of fulfilling the redemption of Reward Credits, after consideration of estimated forfeitures (referred to as “breakage”), based upon the cost of historical redemptions. Upon adoption of the new accounting standard, Reward Credits are no longer recorded at cost, and a deferred revenue model is used to account for the classification and timing of revenue recognized as well as the classification of related expenses when Reward Credits are redeemed. This results in a portion of casino revenues being recorded as deferred revenue as Reward Credits are earned. Revenue is recognized in a future period based on when and for what good or service the Reward Credits are redeemed (e.g., a hotel room).
Additionally, we previously recorded promotional allowances in a separate line item within net revenues. As part of adopting the new standard, promotional allowances are no longer presented separately. Alternatively, revenue is recognized based on relative standalone selling prices for transactions with more than one performance obligation. For example, when a casino customer is given a complimentary room, we are required to allocate a portion of the casino revenues earned from the customer to rooms revenues based on the standalone selling price of the room. As a result of this change, we are reporting substantially lower casino revenues; however, there is no material effect on total net revenues.
In addition, adopting the new standard did not have a material effect on income from operations or net income.

Financial Information

Refer to Exhibit 99.1 for financial information presented on a basis consistent with the new standard for the years ended December 31, 2017 and 2016, and the quarterly periods therein.

The financial information in Exhibit 99.1 represents a supplemental presentation of certain of the Company’s reportable information as explained in this Current Report on Form 8-K and is not intended to replace the presentation of such information in the Company’s Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q filed with respect to the years ended December 31, 2017 and 2016, and the quarterly periods therein.

Visit the the Investor Relations section of www.caesars.com for more supplemental information, including additional information presented for the Company’s reportable segments.
The information contained in this Current Report on Form 8-K, including the exhibit furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference in any filing pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this report, including the exhibit furnished herewith, is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

99.1	Certain Financial Information of Caesars Entertainment Corporation Recast for the Adoption of the Revenue Recognition Standard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date:	May 2, 2018	By:	/S/ KEITH A. CAUSEY
Keith A. Causey
Senior Vice President and Chief Accounting Officer